Filed by Envirometrics, Inc.
                                             pursuant to "Rule 14a-12" under the
                                              Securities Act of 1933, as amended
                                            Subject Company: Envirometrics, Inc.
                                                    Commission File No.: 0-23892

                                                       NEWS RELEASE MAY 25, 2000

FOR IMEDIATE RELEASE: ENVIROMETRICS, INC. ANNOUNCES SOLICITATION OF WRITTEN CONSENTS FROM ITS SHAREHOLDERS

ENVIROMETRICS, INC. (EVRM-OTC:BB), a Delaware Corporation, announced that it has filed a definitive Information Statement with the SEC on May 18, 2000 and begun the process of mailing this document to its shareholders. Contained in this mailing is a solicitation FOR WRITTEN CONSENT FROM THE ENVIROMETRICS shareholders for authorizing (a) the acquisition of The Catapult Group, Inc., including (i) the reverse split of current outstanding common stock, (ii) the amendment of the Articles of Incorporation to change the name of the Corporation to The Catapult Group, Inc. and (iii) the consummation of the Plan and Agreement to Exchange Stock in connection with THE ACQUISITION OF THE CATAPULT GROUP, INC. and (b) the amendment of the Articles of Incorporation to increase the authorized shares of Common Stock from 10 million to 20 million shares.

Walter H. "Skip" Elliott, III President and CEO of Envirometrics stated, "The Information Statement is being sent to our shareholders now and we expect to obtain the necessary 50+% of written consents. We urge our shareholders to act on this mailing quickly so that we can position ourselves to close the transaction with The Catapult Group."

Bryan M. Johns, President and CEO of The Catapult Group stated, "We are looking forward with great anticipation to the opportunities that our impending merger with Envirometrics will create for us as a business. I hope that the Envirometrics shareholders will give this their collective blessing so that we can move forward with the business of growing shareholder value. "

IF THE TRANSACTION IS CONSUMMATED, ENVIROMETRICS, Inc. will issue common shares to acquire all the outstanding shares of The Catapult Group, Inc., a Georgia corporation. The acquisition will result in the shareholders of The Catapult Group owning 90% of ENVIROMETRICS, INC. AFTER CLOSING ON A FULLY-DILUTED BASIS, WITH CURRENT ENVIROMETRICS, INC. shareholders retaining 10% ownership on A FULLY-DILUTED BASIS. FOLLOWING THE CLOSING ENVIROMETRICS, INC. will be the surviving corporation, but will change its name to The Catapult Group, Inc. The transaction has obtained the recommendation of each company's Board of Directors and is now contingent upon APPROVAL BY THE SHAREHOLDERS OF ENVIROMETRICS, Inc. and other customary closing conditions.

INFORMATION ABOUT THE CATAPULT GROUP

The Catapult Group has positioned itself as a premier southeastern provider of Internet consulting and development services for middle-market organizations. The Catapult Group has recently signed consulting and development agreements with the likes of Unisys Corporation, The Metro Atlanta Chamber of Commerce and Internet start-up Telephone.com. The Catapult Group is pursuing an aggressive regional expansion plan and is initiating regional acquisition efforts.

FORWARD LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that certain statements in this release are "forward looking statement" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors. Such uncertainties and risks include, among others, certain risks associated with the closing of the transaction described above, government regulation, and general economic and business conditions. Actual events, circumstances, effects and results may be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. CONSEQUENTLY, THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN SHOULD NOT BE REGARDED AS REPRESENTATIONS BY ENVIROMETRICS, Inc. or any other person that the projected outcomes can or will be achieved.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

ENVIROMETRICS, INC. HAS FILED AN INFORMATION STATEMENT ON SEC FORM 14A IN CONNECTION WITH THE MERGER, AND ENVIROMETRICS, Inc. has MAILED THIS INFORMATION STATEMENT TO SHAREHOLDERS OF ENVIROMETRICS, Inc. containing information about the merger. Investors and shareholders are urged to read the Information Statement carefully. The Information Statement contains important information about ENVIROMETRICS, Inc., THE CATAPULT GROUP, the merger, the persons soliciting written consents relating to the merger, their interests in the merger, and other related matters. Investors and shareholders may obtain free copies of these documents through the website maintained by the U.S. Securities and Exchange Commission at http://www.sec.gov. Free copies of the Information Statement may also be OBTAINED FROM ENVIROMETRICS, INC. BY DIRECTING A REQUEST TO ENVIROMETRICS, Inc., 9229 University Blvd., Charleston, SC 29406, attention:
Investor Relations, telephone: (843) 553-9456.

IN ADDITION TO THE INFORMATION STATEMENT, ENVIROMETRICS, Inc. files annual, quarterly and special reports and other information with THE SECURITIES AND EXCHANGE COMMISSION. YOU MAY READ AND COPY ANY REPORTS, STATEMENTS OR OTHER INFORMATION FILED BY ENVIROMETRICS, Inc. at the SEC's public reference room at 450 Fifth Street, N.W., Washington D.C. 20549 or at any of the Commission's other public reference rooms in New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on THE PUBLIC REFERENCE ROOMS. ENVIROMETRICS', filings with the SEC are also available to the public from commercial document-retrieval services and at the Web site maintained by the SEC at http://www.sec.gov.

ENVIROMETRICS, Inc. and their directors, executive officers and certain other employees and members of management may be deemed to be SOLICITING WRITTEN
CONSENTS FROM SHAREHOLDERS OF ENVIROMETRICS, Inc. in favor of the merger. Information concerning the participants IN THE SOLICITATION OF ENVIROMETRICS SHAREHOLDERS IS SET FORTH IN ENVIROMETRICS' Annual Report on Form 10-KSB for the year ended December 31, 1999.

CONTACT: WALTER H. "SKIP" ELLIOTT, III
         ENVIROMETRICS, INC.